Exhibit 99.1

Kelly Reports Third-Quarter 2023 Earnings,
Continued Progress on Business Transformation

•Q3 operating earnings were break-even, or up 60% to $15.5 million on an adjusted basis
•Q3 revenue down 4.3%; down 5.8% in constant currency
•Q3 adjusted EBITDA margin increased to 2.3% compared to 1.6% in the prior year driven by meaningful reduction in operating expenses resulting from business transformation initiative
•Company expects sale of European staffing operations and near-term outcome from growth initiatives to drive further expansion of adjusted EBITDA margin

TROY, Mich., (November 9, 2023) – Kelly (Nasdaq: KELYA, KELYB), a leading global specialty talent solutions provider, today announced results for the third quarter of 2023.

Peter Quigley, president and chief executive officer, announced revenue for the third quarter of 2023 totaled $1.1 billion, a 4.3% decrease, or 5.8% decrease in constant currency, compared to the corresponding quarter of 2022. Year-over-year revenue trends were impacted by customers’ more guarded approach to hiring and initiating new projects or capital spending, partially offset by favorable currency impacts.

“In the third quarter, persistent macroeconomic uncertainty continued to temper demand for temporary and permanent staffing services,” said Quigley. “As expected, results in SET and P&I reflected these challenges, while our Education segment and more resilient outcome-based solutions in P&I once again delivered year-over-year growth. We continued to focus on what we can control in this challenging operating environment, driving significant progress in the execution of our transformation initiatives – the benefits of which are evident in our operating results.”

Kelly reported break-even operating earnings in the third quarter of 2023 compared to a loss of $21.4 million reported in the third quarter of 2022. Earnings in the third quarter of 2023 include $15.4 million of transformation-related charges. Excluding the transformation-related charges, adjusted earnings from operations were $15.5 million. Loss from operations in the third quarter of 2022 included a $30.7 million goodwill impairment charge and adjusted earnings were $9.5 million. Adjusted earnings improved 60% year-over-year primarily as a result of lower operating expenses due to our ongoing transformation initiatives.

Earnings per share in the third quarter of 2023 were $0.18 compared to a loss per share of $0.43 in the third quarter of 2022. Included in the earnings per share in the third quarter of 2023 is a $0.32 loss per share related to transformation-related charges, net of tax. Included in the third quarter of 2022 was a $0.67 loss per share, net of tax, from a goodwill impairment charge. On an adjusted basis, earnings per share were $0.50 in the third quarter of 2023, double the $0.25 earnings per share in the corresponding quarter of 2022.

Quigley went on to provide an update on the company's business transformation initiative.

“Following the implementation of strategic restructuring activities at the outset of the third quarter, we remained focused on sustaining these structural improvements across the enterprise. We also made progress on several initiatives that are positioning Kelly to accelerate profitable growth over the long term. With the efficiency phase of our transformation on-track, our growth initiatives delivering encouraging early results, and the sale of our European staffing business poised to benefit both of these efforts, we remain committed to driving continued improvement of our adjusted EBITDA margin and maximizing value creation.”

In the fourth quarter of 2023, Kelly expects to achieve an adjusted EBITDA margin in the range of 2.8% to 3.0%, reflecting the impact of market conditions that are more challenging than anticipated. Assuming the benefit of a full year of its transformation-related savings, the sale of its European staffing business and current top-line trends, the company would expect to reach a normalized, adjusted EBITDA margin in the range of 3.3 to 3.5%.

Kelly also reported that on November 7, its board of directors declared a dividend of $0.075 per share. The dividend is payable on December 6, 2023, to shareholders of record as of the close of business on November 22, 2023.

In conjunction with its third-quarter earnings release, Kelly has published a financial presentation on the Investor Relations page of its public website and will host a conference call at 9 a.m. ET on November 9 to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Internet:
Kellyservices.com

Via the Telephone
(877) 692-8955 (toll free) or (234) 720-6979 (caller paid)
Enter access code 5728672
After the prompt, please enter “#”

A recording of the conference call will be available after 2:30 p.m. ET on November 9, 2023, at (866) 207-1041 (toll-free) and (402) 970-0847 (caller-paid). The access code is 7027637#. The recording will also be available at kellyservices.com during this period.

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly’s financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business’s anticipated growth strategies, (vii) our future business development, results of operations and financial condition, (viii) damage to our brands, (ix) dependency on third parties for the execution of critical functions, (x) conducting business in foreign countries, including foreign currency fluctuations, (xi) availability of temporary workers with appropriate skills required by customers, (xii) cyberattacks or other breaches of network or information technology security, and (xiii) other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) helps companies recruit and manage skilled workers and helps job seekers find great work. Since inventing the staffing industry in 1946, we have become experts in the many industries and local and global markets we serve. With a network of suppliers and partners around the world, we connect more than 450,000 people with work every year. Our suite of outsourcing and consulting services ensures companies have the people they need, when and where they are needed most. Headquartered in Troy, Michigan, we empower businesses and individuals to access limitless opportunities in industries such as science, engineering, technology, education, manufacturing, retail, finance, and energy. Revenue in 2022 was $5.0 billion. Learn more at kellyservices.com.

KLYA-FIN

# # #

MEDIA CONTACT:	ANALYST CONTACT:
Jane Stehney	Scott Thomas
(248) 765-6864	(248) 251-7264
stehnja@kellyservices.com	scott.thomas@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED OCTOBER 1, 2023 AND OCTOBER 2, 2022
(UNAUDITED)
(In millions of dollars except per share data)
					%	CC %
	2023	2022	Change		Change	Change

Revenue from services	$1,118.0	$1,167.9	$(49.9)		(4.3)%	(5.8)%

Cost of services	889.5	927.3	(37.8)		(4.1)

Gross profit	228.5	240.6	(12.1)		(5.1)	(6.3)

Selling, general and administrative expenses	228.4	231.1	(2.7)		(1.2)	(2.4)

Goodwill impairment charge	—	30.7	(30.7)		NM

Loss on disposal	—	0.2	(0.2)		NM

Earnings (loss) from operations	0.1	(21.4)	21.5		NM

Other income (expense), net	1.6	0.2	1.4		NM

Earnings (loss) before taxes	1.7	(21.2)	22.9		NM

Income tax expense (benefit)	(4.9)	(5.0)	0.1		0.1

Net earnings (loss)	$6.6	$(16.2)	$22.8		NM

Basic earnings (loss) per share	$0.18	$(0.43)	$0.61		NM
Diluted earnings (loss) per share	$0.18	$(0.43)	$0.61		NM

STATISTICS:

Permanent placement revenue (included in revenue from services)	$14.6	$19.8	$(5.2)		(26.3)%	(28.5)%

Gross profit rate	20.4%	20.6%	(0.2)	pts.

Conversion rate	0.0%	(8.9)%	8.9	pts.

Adjusted EBITDA	$25.5	$19.1	$6.4
Adjusted EBITDA margin	2.3%	1.6%	0.7	pts.

Effective income tax rate	(299.3)%	23.4%	(322.7)	pts.

Average number of shares outstanding (millions):
Basic	35.4	37.9
Diluted	35.8	37.9

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 39 WEEKS ENDED OCTOBER 1, 2023 AND OCTOBER 2, 2022
(UNAUDITED)
(In millions of dollars except per share data)
					%	CC %
	2023	2022	Change		Change	Change

Revenue from services	$3,603.5	$3,731.6	$(128.1)		(3.4)%	(3.8)%

Cost of services	2,880.3	2,970.0	(89.7)		(3.0)

Gross profit	723.2	761.6	(38.4)		(5.0)	(5.2)

Selling, general and administrative expenses	703.8	707.3	(3.5)		(0.5)	(0.8)

Asset impairment charge	2.4	—	2.4		NM

Goodwill impairment charge	—	30.7	(30.7)		NM

Loss on disposal	—	18.7	(18.7)		NM

Gain on sale of assets	—	(5.3)	5.3		NM

Earnings from operations	17.0	10.2	6.8		67.0

Loss on investment in Persol Holdings	—	(67.2)	67.2		NM

Loss on currency translation from liquidation of subsidiary(1)	—	(20.4)	20.4		NM

Other income (expense), net	3.0	1.9	1.1		55.9

Earnings (loss) before taxes and equity in net earnings of affiliate	20.0	(75.5)	95.5		NM

Income tax expense (benefit)	(5.0)	(13.1)	8.1		61.8

Net earnings (loss) before equity in net earnings of affiliate	25.0	(62.4)	87.4		NM

Equity in net earnings of affiliate	—	0.8	(0.8)		NM

Net earnings (loss)	$25.0	$(61.6)	$86.6		NM

Basic earnings (loss) per share	$0.68	$(1.62)	$2.30		NM
Diluted earnings (loss) per share	$0.67	$(1.62)	$2.29		NM

STATISTICS:

Permanent placement revenue (included in revenue from services)	$47.8	$71.2	$(23.4)		(32.9)%	(33.3)%

Gross profit rate	20.1%	20.4%	(0.3)	pts.

Conversion rate	2.4%	1.3%	1.1	pts.

Adjusted EBITDA	$76.9	$81.5	$(4.6)
Adjusted EBITDA margin	2.1%	2.2%	(0.1)	pts.

Effective income tax rate	(25.1)%	17.4%	(42.5)	pts.

Average number of shares outstanding (millions):
Basic	36.2	38.2
Diluted	36.5	38.2
(1) Subsequent to the sale of the Persol Holdings investment, the Company commenced the dissolution process of the Kelly Services Japan subsidiary, which was considered substantially liquidated as of the first quarter-end 2022, resulting in the recognition of the $20.4 million loss on currency translation from liquidation of this subsidiary in the first quarter of 2022.

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	Third Quarter

			%		CC %
	2023	2022	Change		Change
Professional & Industrial
Revenue from services	$364.5	$408.6	(10.8)%		(10.5)%
Gross profit	65.5	70.3	(6.9)		(6.5)
SG&A expenses excluding restructuring charges	53.7	65.3	(17.7)		(17.6)
Restructuring charges	4.0	—	NM		NM
Total SG&A expenses	57.7	65.3	(11.6)		(11.4)
Earnings from operations	7.8	5.0	54.2
Earnings from operations excluding restructuring charges	11.8	5.0	133.7

Gross profit rate	17.9%	17.2%	0.7	pts.

Science, Engineering & Technology
Revenue from services	$295.7	$321.3	(8.0)%		(8.0)%
Gross profit	68.0	76.3	(10.8)		(10.9)
Total SG&A expenses	47.8	53.4	(10.4)		(10.5)
Earnings from operations	20.2	22.9	(11.7)

Gross profit rate	23.0%	23.7%	(0.7)	pts.

Education
Revenue from services	$128.1	$104.3	22.9%		22.9%
Gross profit	19.8	16.6	19.2		19.2
Total SG&A expenses	22.4	21.4	5.0		5.0
Earnings (loss) from operations	(2.6)	(4.8)	44.8

Gross profit rate	15.5%	15.9%	(0.4)	pts.

Outsourcing & Consulting
Revenue from services	$114.1	$118.5	(3.8)%		(4.0)%
Gross profit	41.5	44.1	(6.0)		(6.7)
SG&A expenses excluding restructuring charges	37.2	37.7	(1.5)		(2.4)
Restructuring charges	1.8	—	NM		NM
Total SG&A expenses	39.0	37.7	3.3		2.2
Goodwill impairment charge	—	30.7	NM
Earnings (loss) from operations	2.5	(24.3)	NM
Earnings (loss) from operations excluding restructuring charges	4.3	(24.3)	NM

Gross profit rate	36.4%	37.2%	(0.8)	pts.

International
Revenue from services	$220.6	$215.5	2.4%		(6.2)%
Gross profit	33.7	33.3	1.0		(7.6)
Total SG&A expenses	31.2	31.4	(0.7)		(8.7)
Earnings from operations	2.5	1.9	27.5

Gross profit rate	15.3%	15.5%	(0.2)	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	September Year to Date

			%		CC %
	2023	2022	Change		Change
Professional & Industrial
Revenue from services	$1,131.3	$1,268.7	(10.8)%		(10.4)%
Gross profit	200.4	231.2	(13.3)		(12.8)
SG&A expenses excluding restructuring charges	176.5	203.8	(13.4)		(13.1)
Restructuring charges	7.3	0.3	NM		NM
Total SG&A expenses	183.8	204.1	(9.9)		(9.6)
Asset impairment charge	0.3	—	NM
Earnings from operations	16.3	27.1	(40.4)
Earnings from operations excluding restructuring charges	23.6	27.4	(14.4)

Gross profit rate	17.7%	18.2%	(0.5)	pts.

Science, Engineering & Technology
Revenue from services	$903.5	$962.7	(6.2)%		(6.1)%
Gross profit	207.4	225.3	(7.9)		(7.9)
Total SG&A expenses	150.6	161.4	(6.7)		(6.7)
Asset impairment charge	0.1	—	NM
Earnings from operations	56.7	63.9	(11.2)

Gross profit rate	23.0%	23.4%	(0.4)	pts.

Education
Revenue from services	$583.9	$433.2	34.8%		34.8%
Gross profit	91.6	69.2	32.4		32.4
Total SG&A expenses	69.3	60.4	14.8		14.8
Earnings from operations	22.3	8.8	152.7

Gross profit rate	15.7%	16.0%	(0.3)	pts.

Outsourcing & Consulting
Revenue from services	$342.4	$352.0	(2.7)%		(2.3)%
Gross profit	124.4	127.6	(2.5)		(2.0)
SG&A expenses excluding restructuring charges	114.9	111.7	2.8		2.7
Restructuring charges	2.3	0.1	NM		NM
Total SG&A expenses	117.2	111.8	4.7		4.6
Asset impairment charge	2.0	—	NM
Goodwill impairment charge	—	30.7	NM
Earnings from operations	5.2	(14.9)	NM
Earnings from operations excluding restructuring charges	7.5	(14.8)	NM

Gross profit rate	36.3%	36.3%	—	pts.

International
Revenue from services	$657.5	$715.9	(8.2)%		(11.2)%
Gross profit	99.4	108.3	(8.2)		(11.1)
Total SG&A expenses	96.2	99.2	(3.0)		(5.8)
Earnings from operations	3.2	9.1	(64.9)

Gross profit rate	15.1%	15.1%	—	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions of dollars)

	October 1, 2023	January 1, 2023	October 2, 2022
Current Assets
Cash and equivalents	$117.2	$153.7	$122.4
Trade accounts receivable, less allowances of
$11.1, $11.2, and $12.1, respectively	1,388.2	1,491.6	1,519.9
Prepaid expenses and other current assets	86.1	69.9	83.1
Assets held for sale	—	—	4.7
Total current assets	1,591.5	1,715.2	1,730.1

Noncurrent Assets
Property and equipment, net	28.8	27.8	24.9
Operating lease right-of-use assets	59.9	66.8	67.3
Deferred taxes	315.3	299.7	300.7
Goodwill, net	151.1	151.1	161.4
Other assets	403.4	403.2	397.5
Total noncurrent assets	958.5	948.6	951.8

Total Assets	$2,550.0	$2,663.8	$2,681.9

Current Liabilities
Short-term borrowings	$—	$0.7	$0.1
Accounts payable and accrued liabilities	647.5	723.3	735.2
Operating lease liabilities	13.2	14.7	14.4
Accrued payroll and related taxes	287.8	315.8	321.4
Accrued workers' compensation and other claims	22.8	22.9	24.4
Income and other taxes	54.0	51.4	47.5
Total current liabilities	1,025.3	1,128.8	1,143.0

Noncurrent Liabilities
Operating lease liabilities	51.5	55.0	55.6
Accrued workers' compensation and other claims	40.5	40.7	43.4
Accrued retirement benefits	185.6	174.1	172.7
Other long-term liabilities	11.4	11.0	14.5
Total noncurrent liabilities	289.0	280.8	286.2

Stockholders' Equity
Common stock	38.5	38.5	38.5
Treasury stock	(57.4)	(20.1)	(12.4)
Paid-in capital	29.3	28.0	26.6
Earnings invested in the business	1,233.0	1,216.3	1,220.1
Accumulated other comprehensive income (loss)	(7.7)	(8.5)	(20.1)
Total stockholders' equity	1,235.7	1,254.2	1,252.7

Total Liabilities and Stockholders' Equity	$2,550.0	$2,663.8	$2,681.9

STATISTICS:
Working Capital	$566.2	$586.4	$587.1
Current Ratio	1.6	1.5	1.5
Debt-to-capital %	0.0%	0.1%	0.0%
Global Days Sales Outstanding	63	61	64
Year-to-Date Free Cash Flow	$21.0	$(88.3)	$(117.3)

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 39 WEEKS ENDED OCTOBER 1, 2023 AND OCTOBER 2, 2022
(UNAUDITED)
(In millions of dollars)
	2023	2022
Cash flows from operating activities:
Net earnings (loss)	$25.0	$(61.6)
Adjustments to reconcile net earnings (loss) to net cash from operating activities:
Asset impairment charge	2.4	—
Goodwill impairment charge	—	30.7
Deferred income taxes on goodwill impairment charge	—	(5.3)
Loss on disposal	—	18.7
Depreciation and amortization	25.6	24.7
Operating lease asset amortization	12.4	14.2
Provision for credit losses and sales allowances	1.4	1.7
Stock-based compensation	7.9	5.9
Gain on sale of equity securities	(2.0)	—
Loss on investment in Persol Holdings	—	67.2
Loss on currency translation from liquidation of subsidiary	—	20.4
Gain on foreign currency remeasurement	—	(5.5)
Gain on sale of assets	—	(5.3)
Equity in net earnings of PersolKelly Asia Pacific	—	(0.8)
Other, net	0.5	3.5
Changes in operating assets and liabilities, net of acquisition	(39.8)	(220.2)
Net cash from (used in) operating activities	33.4	(111.7)

Cash flows from investing activities:
Capital expenditures	(12.4)	(5.6)
Proceeds from sale of assets	—	4.5
Acquisition of company, net of cash received	—	(143.1)
Cash disposed from sale of Russia, net of proceeds	—	(6.0)
Proceeds from company-owned life insurance	—	1.5
Proceeds from sale of Persol Holdings investment	—	196.9
Proceeds from sale of equity method investment	—	119.5
Proceeds from equity securities	2.0	—
Other investing activities	(0.4)	—
Net cash (used in) from investing activities	(10.8)	167.7

Cash flows from financing activities:
Net change in short-term borrowings	(0.7)	0.2
Financing lease payments	(1.0)	(1.2)
Dividend payments	(8.3)	(7.7)
Payments of tax withholding for stock awards	(1.7)	(0.9)
Buyback of common shares	(42.2)	(27.2)
Contingent consideration payments	(2.5)	(0.7)
Other financing activities	(0.2)	0.1
Net cash used in financing activities	(56.6)	(37.4)

Effect of exchange rates on cash, cash equivalents and restricted cash	(1.9)	(7.4)

Net change in cash, cash equivalents and restricted cash	(35.9)	11.2
Cash, cash equivalents and restricted cash at beginning of period	162.4	119.5

Cash, cash equivalents and restricted cash at end of period	$126.5	$130.7

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES BY GEOGRAPHY
(UNAUDITED)
(In millions of dollars)

	Third Quarter

			%	CC %
	2023	2022	Change	Change

Americas
United States	$795.5	$861.0	(7.6)%	(7.6)%
Canada	50.9	43.3	17.5	20.7
Puerto Rico	26.5	28.3	(6.2)	(6.2)
Mexico	18.4	10.9	68.4	41.9
Total Americas Region	891.3	943.5	(5.5)	(5.7)

Europe
Switzerland	57.0	55.2	3.3	(5.6)
Portugal	48.6	41.9	15.9	7.2
France	47.0	45.8	2.8	(5.0)
Italy	16.1	16.4	(2.3)	(9.6)
Russia	—	5.0	(100.0)	(100.0)
Other	47.1	49.8	(5.5)	(12.3)
Total Europe Region	215.8	214.1	0.8	(7.0)

Total Asia-Pacific Region	10.9	10.3	5.8	9.7

Total Kelly Services, Inc.	$1,118.0	$1,167.9	(4.3)%	(5.8)%

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES BY GEOGRAPHY
(UNAUDITED)
(In millions of dollars)

	September Year to Date

			%	CC %
	2023	2022	Change	Change

Americas
United States	$2,647.1	$2,746.5	(3.6)%	(3.6)%
Canada	142.2	122.7	15.9	21.4
Puerto Rico	81.1	84.8	(4.3)	(4.3)
Mexico	55.1	32.4	70.0	49.1
Total Americas Region	2,925.5	2,986.4	(2.0)	(2.0)

Europe
Switzerland	165.9	165.5	0.3	(5.0)
France	145.0	150.8	(3.8)	(5.5)
Portugal	142.3	125.8	13.2	10.9
Italy	49.5	54.3	(8.8)	(10.4)
Russia	—	63.4	(100.0)	(100.0)
Other	142.4	152.8	(6.8)	(7.2)
Total Europe Region	645.1	712.6	(9.5)	(11.6)

Total Asia-Pacific Region	32.9	32.6	1.0	5.8

Total Kelly Services, Inc.	$3,603.5	$3,731.6	(3.4)%	(3.8)%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
THIRD QUARTER
(UNAUDITED)
(In millions of dollars)

	2023			2022
SG&A Expenses:	As Reported	Restructuring(7)	Adjusted	As Reported
Professional & Industrial	$57.7	$(4.0)	$53.7	$65.3
Science, Engineering & Technology	47.8	(0.7)	47.1	53.4
Education	22.4	(0.6)	21.8	21.4
Outsourcing & Consulting	39.0	(1.8)	37.2	37.7
International	31.2	—	31.2	31.4
Corporate	30.3	(8.3)	22.0	21.9
Total Company	$228.4	$(15.4)	$213.0	$231.1

	2023			2022
Earnings from Operations:	As Reported	Restructuring(7)	Adjusted	Adjusted
Professional & Industrial	$7.8	$4.0	$11.8	$5.0
Science, Engineering & Technology	20.2	0.7	20.9	22.9
Education	(2.6)	0.6	(2.0)	(4.8)
Outsourcing & Consulting	2.5	1.8	4.3	6.4
International	2.5	—	2.5	1.9
Corporate	(30.3)	8.3	(22.0)	(21.9)
Total Company	$0.1	$15.4	$15.5	$9.5

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
THIRD QUARTER
(UNAUDITED)
(In millions of dollars)

	2022
Earnings from Operations:	As Reported	Loss on disposal(4)	Goodwill impairment charge(6)	Adjusted
Professional & Industrial	$5.0	$—	$—	$5.0
Science, Engineering & Technology	22.9	—	—	22.9
Education	(4.8)	—	—	(4.8)
Outsourcing & Consulting	(24.3)	—	30.7	6.4
International	1.9	—	—	1.9
Corporate	(21.9)	—	—	(21.9)
Loss on disposal	(0.2)	0.2	—	—
Total Company	$(21.4)	$0.2	$30.7	$9.5

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
SEPTEMBER YEAR TO DATE
(UNAUDITED)
(In millions of dollars)

	2023			2022
SG&A Expenses:	As Reported	Restructuring(7)	Adjusted	As Reported
Professional & Industrial	$183.8	$(7.3)	$176.5	$204.1
Science, Engineering & Technology	150.6	(1.2)	149.4	161.4
Education	69.3	(1.0)	68.3	60.4
Outsourcing & Consulting	117.2	(2.3)	114.9	111.8
International	96.2	(0.6)	95.6	99.2
Corporate	86.7	(15.2)	71.5	70.4
Total Company	$703.8	$(27.6)	$676.2	$707.3

	2023				2022
Earnings from Operations:	As Reported	Asset impairment(5)	Restructuring(7)	Adjusted	Adjusted
Professional & Industrial	$16.3	$0.3	$7.3	$23.9	$27.1
Science, Engineering & Technology	56.7	0.1	1.2	58.0	63.9
Education	22.3	—	1.0	23.3	8.8
Outsourcing & Consulting	5.2	2.0	2.3	9.5	15.8
International	3.2	—	0.6	3.8	9.1
Corporate	(86.7)	—	15.2	(71.5)	(70.4)
Total Company	$17.0	$2.4	$27.6	$47.0	$54.3

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
SEPTEMBER YEAR TO DATE
(UNAUDITED)
(In millions of dollars)

	2022
Earnings from Operations:	As Reported	Gain on sale of assets(3)	Loss on disposal(4)	Goodwill impairment charge(6)	Adjusted
Professional & Industrial	$27.1	$—	$—	$—	$27.1
Science, Engineering & Technology	63.9	—	—	—	63.9
Education	8.8	—	—	—	8.8
Outsourcing & Consulting	(14.9)	—	—	30.7	15.8
International	9.1	—	—	—	9.1
Corporate	(70.4)	—	—	—	(70.4)
Loss on disposal	(18.7)		18.7	—	—
Gain on sale of assets	5.3	(5.3)	—	—	—
Total Company	$10.2	$(5.3)	$18.7	$30.7	$54.3

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars except per share data)

	Third Quarter		September Year to Date
	2023	2022	2023	2022
Income tax expense (benefit)	$(4.9)	$(5.0)	$(5.0)	$(13.1)
Taxes on investment in Persol Holdings(1)	—	—	—	18.4
Taxes on foreign currency matters(2)	—	—	—	(1.5)
Taxes on gain on sale of assets(3)	—	—	—	(1.3)
Taxes on loss on disposal(4)	—	—	—	—
Taxes on asset impairment charge(5)	—	—	0.6	—
Taxes on goodwill impairment charge(6)	—	5.3	—	5.3
Taxes on restructuring charges(7)	3.9	—	6.9	—
Adjusted income tax expense	$(1.0)	$0.3	$2.5	$7.8

	Third Quarter		September Year to Date
	2023	2022	2023	2022
Net earnings (loss)	$6.6	$(16.2)	$25.0	$(61.6)
Loss on investment in Persol Holdings, net of taxes(1)	—	—	—	48.8
Loss on foreign currency matters, net of taxes(2)	—	—	—	16.4
Gain on sale of assets, net of taxes(3)	—	—	—	(4.0)
Loss on disposal, net of taxes(4)	—	0.2	—	18.7
Asset impairment charge, net of taxes(5)	—	—	1.8	—
Goodwill impairment charge, net of taxes(6)	—	25.4	—	25.4
Restructuring charges, net of taxes(7)	11.5	—	20.7	—
Adjusted net earnings	$18.1	$9.4	$47.5	$43.7

	Third Quarter		September Year to Date
	2023	2022	2023	2022
	Per Share		Per Share
Net earnings (loss)	$0.18	$(0.43)	$0.67	$(1.62)
Loss on investment in Persol Holdings, net of taxes(1)	—	—	—	1.28
Loss on foreign currency matters, net of taxes(2)	—	—	—	0.43
Gain on sale of assets, net of taxes(3)	—	—	—	(0.10)
Loss on disposal, net of taxes(4)	—	0.01	—	0.49
Asset impairment charge, net of taxes(5)	—	—	0.05	—
Goodwill impairment charge, net of taxes(6)	—	0.67	—	0.67
Restructuring charges, net of taxes(7)	0.32	—	0.56	—
Adjusted net earnings	$0.50	$0.25	$1.28	$1.15

Note: Earnings per share amounts for each quarter are required to be computed independently and may not equal the amounts computed for the total year.

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)

	Third Quarter		September Year to Date
	2023	2022	2023	2022
Net earnings (loss)	$6.6	$(16.2)	$25.0	$(61.6)
Other (income) expense, net(2)	(1.6)	(0.2)	(3.0)	(1.9)
Income tax expense (benefit)	(4.9)	(5.0)	(5.0)	(13.1)
Depreciation and amortization	8.4	8.6	25.6	24.7
EBITDA	8.5	(12.8)	42.6	(51.9)
Equity in net earnings of affiliate	—	—	—	(0.8)
Loss on investment in Persol Holdings(1)	—	—	—	67.2
Loss on foreign currency matters(2)	—	—	—	20.4
Gain on sale of assets(3)	—	—	—	(5.3)
Loss on disposal(4)	—	0.2	—	18.7
Asset impairment charge(5)	—	—	2.4	—
Goodwill impairment charge(6)	—	30.7	—	30.7
Restructuring(7)	15.4	—	27.6	—
Other, net(8)	1.6	1.0	4.3	2.5
Adjusted EBITDA	$25.5	$19.1	$76.9	$81.5
Adjusted EBITDA margin	2.3%	1.6%	2.1%	2.2%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2023 restructuring charges, the 2023 impairment charge, the 2022 sale of the Persol Holdings investment, the 2022 losses on the fair value changes of the investment in Persol Holdings, the 2022 losses on foreign currency matters, the 2022 gain on sale of assets, the 2022 loss on disposal, and the 2022 goodwill impairment charge, are useful to understand the Company's fiscal 2023 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements. Management also uses year-to-date free cash flow (operating cash flows less capital expenditures) to indicate the change in cash balances arising from operating activities, net of working capital needs and expenditures on fixed assets.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1) In 2022, the loss on the investment in Persol Holdings represents the change in fair value up until the date of the sale of the investment on February 15, 2022 as well as the loss on the sale of the investment during the period presented and the related tax benefit.

(2) In 2022, the loss on foreign currency matters includes a $20.4 million loss on currency translation resulting from the substantially complete liquidation of the Company's Japan entity, partially offset by a $5.5 million foreign exchange gain on the Japan entity's USD-denominated cash balance. The foreign exchange gain is included in other (income) expense, net in the EBITDA calculation.

(3) Gain on sale of assets in 2022 is related to the sale of under-utilized real property in the second quarter of 2022 and other real property sold in the first quarter of 2022.

(4) Loss on disposal in 2022 represents the write-off of the net assets of our Russian operations that were sold in the third quarter of 2022.

(5) Asset impairment charge in the second quarter of 2023 represents the impairment of right-of-use assets related to an unoccupied existing office space lease.

(6) Goodwill impairment charge in 2022 is the result of an interim impairment test the Company performed related to RocketPower due to a triggering event caused by changes in market conditions.

(7) Restructuring charges in the second and third quarters of 2023 relate to a comprehensive transformation initiative that includes actions that will further streamline the Company's operating model to enhance organizational efficiency and effectiveness. These restructuring charges include $10.4 million of severance, $4.5 million of costs to execute the transformation, and $0.5 million of lease termination expenses in the third quarter of 2023 and $4.5 million of costs to execute the transformation and $1.1 million of severance in the second quarter of 2023. Restructuring charges in the first quarter of 2023 represent severance costs and lease and other terminations as a result of management undertaking actions to further our cost management efforts in response to the current demand levels and reflects a repositioning of our P&I staffing business to better capitalize on opportunities in local markets.

(8) Other, net primarily represents amortization of capitalized hosted software implementation costs.